UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2015

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way
Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2015, Hurco Manufacturing Limited (“HML”), a wholly-owned subsidiary of Hurco Companies, Inc. (“Hurco”), entered into an Amendment No. 1 (“Amendment No. 1”) to Asset Purchase Agreement, dated as of July 14, 2015 (the “Takumi Purchase Agreement”), with Takumi Machinery Co., Ltd. (“Takumi”), a company limited by shares incorporated under the laws of the Republic of China, and Liberty Diversified International, Inc. (“LDI”), a Minnesota corporation. The Amendment No. 1 corrected a typographical error in the Takumi Purchase Agreement and modified certain provisions of the Takumi Purchase Agreement related to the name and existence of Takumi post-closing.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 28, 2015, HML completed its previously announced acquisition of the business, technology, goodwill and operating assets of Takumi pursuant to the Takumi Purchase Agreement. The total consideration paid by HML in the acquisition, including the payment of cash and the assumption of obligations, totaled $6.8 million. HML paid the $4.8 million cash payment portion of the purchase price using cash on hand. In addition, accounts receivable of Takumi having a book value of approximately $0.2 million were assigned to HML, for which payment is not due unless and until those receivables are collected by the end of a 90-day collection period. HML has the right to reassign uncollected accounts receivable to Takumi at the end of that 90-day period and HML has no obligation to pay for any receivables that are so reassigned. In addition to the purchase consideration, Value Added Tax was paid by HML to Takumi in the amount of $0.3 million.

As previously reported, on July 14, 2015, Milltronics USA, Inc. (formerly known as Hurco USA, Inc. (“MUI”)), another wholly-owned subsidiary of Hurco, closed an acquisition of substantially all of the assets of Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, a Minnesota corporation (“Milltronics”). That acquisition was completed pursuant to the Asset Purchase Agreement, dated as of July 14, 2015 (the “Milltronics Purchase Agreement”), by and among MUI, Milltronics and LDI. LDI is the sole shareholder of Milltronics and the owner of approximately 98% of the outstanding shares of Takumi. The total consideration paid by MUI in the acquisition, including the payment of cash and the assumption of obligations, was $13.3 million. MUI paid the $12.5 million cash payment portion of the purchase price using cash on hand. In addition, accounts receivable of Milltronics having a book value of approximately $2.6 million were assigned to MUI, for which payment is not due unless and until those receivables are collected by the end of a 90-day collection period. MUI has the right to reassign uncollected accounts receivable to Milltronics at the end of that 90-day period and MUI has no obligation to pay for any receivables that are so reassigned.

The foregoing descriptions of the Milltronics Purchase Agreement, the Takumi Purchase Agreement and the Amendment No. 1 are qualified in their entirety by reference to the complete terms and provisions of those agreements that are filed herewith as Exhibits 2.1, 2.2 and 2.3, respectively (or in the case of Exhibits 2.1 and 2.2, incorporated from a previous filing), and are incorporated in this Form 8-K by reference.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of July 14, 2015, by and among Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, Liberty Diversified International, Inc. and Hurco USA, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 15, 2015)*

2.2	Asset Purchase Agreement, dated as of July 14, 2015, by and among Takumi Machinery Co., Ltd., Liberty Diversified International, Inc. and Hurco Manufacturing Limited (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 15, 2015)*

2.3	Amendment No. 1 to Asset Purchase Agreement, dated as of July 27, 2015, by and among Takumi Machinery Co., Ltd., Liberty Diversified International, Inc. and Hurco Manufacturing Limited

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2015

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland
Sonja K. McClelland, Vice President, Secretary, Treasurer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of July 14, 2015, by and among Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, Liberty Diversified International, Inc. and Hurco USA, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 15, 2015)*

2.2	Asset Purchase Agreement, dated as of July 14, 2015, by and among Takumi Machinery Co., Ltd., Liberty Diversified International, Inc. and Hurco Manufacturing Limited (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 15, 2015)*

2.3	Amendment No. 1 to Asset Purchase Agreement, dated as of July 27, 2015, by and among Takumi Machinery Co., Ltd., Liberty Diversified International, Inc. and Hurco Manufacturing Limited

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

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